                                                                      EXHIBIT 23


                       (PRICEWATERHOUSECOOPERS LETTERHEAD)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-97398, 333-25643 and 333-18061) and on Form S-8/S-3 (No. 333-20253) of our report dated February 18, 1999, appearing on page F-22 of this Form 10-K relating to the consolidated financial statements of Redwood Trust, Inc. and Subsidiary, and our report dated February 18, 1999 appearing on page F-34 of this Form 10-K relating to the consolidated financial statements of RWT Holdings, Inc. and Subsidiaries.




/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 24, 1999